OMB APPROVAL
OMB Number:3235-0060
Expires: April 30, 2009
Estimated average burden
hours per response 38.0
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006 (September 12, 2006)
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7575 West 103rd Avenue, Suite 102
Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     Land Purchase Contract with JPI Colorado Land, LLLP
     On September 12, 2006, we (“Myogen” or the “Company”) entered into a Land Purchase Contract (the “Purchase Agreement”) with JPI Colorado Land, LLLP (“Seller”) whereby Seller has agreed to sell to us approximately 446,770 square feet of undeveloped real property in the Interlocken business park in Broomfield, Colorado (the “Property”) for an undisclosed purchase price. Upon execution of the Purchase Agreement, we deposited $100,000 in earnest money with Chicago Title of Colorado, Inc., the title company for the transaction.
     The closing of the purchase of the Property (the “Closing”) is expected to occur on or prior to November 28, 2006 subject to several conditions, including the accuracy of the representations and warranties in the Purchase Agreement, subdivision of the Property, issuance of a title insurance policy, execution of a construction and development management agreement between the Company, WP Carey & Co. (“WP Carey”), LLC and Mortenson Development, Inc., and execution of a lease agreement between the Company and WP Carey as the landlord of the Property.
     Under the terms of the Purchase Agreement, we may assign the Purchase Agreement to WP Carey. We currently intend to make such an assignment and enter into a lease agreement with WP Carey regarding the Property prior to the Closing. Subsequent to the Closing, if any, we will describe the material terms and conditions of the lease agreement and the development management agreement in a separate Current Report on Form 8-K.
     The Purchase Agreement also provides that, at the Closing, the Seller will grant us an option (the “Option”) to purchase an additional 323,518 square feet of undeveloped real property adjacent to the Property through December 31, 2009. We will retain the Option in the event of an assignment of the Purchase Agreement to WP Carey.
     We intend to apply for confidential treatment with respect to portions of the Purchase Agreement and we will file the Purchase Agreement as an exhibit to our Form 10-Q for the quarter ended September 30, 2006.
     Safe Harbor Statement; Forward Looking Statements.
     This report contains forward-looking statements that involve significant risks and uncertainties, including those discussed in this report and others that can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our periodic reports on Form 10-Q and Form 8-K. We are providing this information as of the date of this report and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
     We caution investors not to place undue reliance on the forward-looking statements contained in this report, including the anticipated Closing of the purchase of the Property, the anticipated assignment of the Purchase Agreement to WP Carey, and the anticipated execution of the lease agreement or the development management agreement described in this report. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated September 18, 2006

MYOGEN, INC.
By:	/s/ Andrew D. Dickinson
Andrew D. Dickinson
Its: Vice President, Corporate Development and General Counsel